UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022 (December 23, 2022)

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced by Verisk Analytics, Inc. (the “Company”) on December 1, 2022 and disclosed on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 2, 2022 (the “Prior Form 8-K”), Mark V. Anquillare will step down as President and Chief Operating Officer of the Company effective as of January 15, 2023 (the “Separation Date”).

In connection with the foregoing and as contemplated by the Prior Form 8-K, on December 23, 2022, the Company and Mr. Anquillare entered into a separation agreement (the “Anquillare Separation Agreement”) pursuant to which, and in accordance with the Verisk Analytics, Inc. Senior Executive Severance Plan (as disclosed on the Current Report on Form 8-K filed by the Company with the SEC on April 5, 2022), Mr. Anquillare is eligible to receive the following benefits:

•	a lump sum cash payment representing 18 months of Mr. Anquillare’s current base salary and 1.5 times his annual cash bonus award for fiscal year 2022 at target level;

•

an amount in cash equal to (a) the spread value of 10/12th of the 25% tranche of the stock options granted to Mr. Anquillare on April 1, 2019, based on the Company’s closing stock price on January 13, 2023 (the next trading day preceding the Separation Date) and (b) the value of 10/12th of the 25% tranche of the restricted shares granted to Mr. Anquillare on April 1, 2019, based on the Company’s closing stock price on January 13, 2023;

•

an amount in cash equal to the target number of shares, prorated through the Separation Date, (a) subject to the relative TSR performance share units (“PSUs”) granted to Mr. Anquillare on each of January 15, 2021 and January 15, 2022 and (b) subject to the ROIC PSUs granted to Mr. Anquillare on January 15, 2022. In each case, plus the amount of the dividend equivalents assuming reinvestment in shares pursuant to the applicable PSU award agreement) and based on the Company’s closing stock price on January 13, 2023;

•	a lump sum cash payment of $50,000 (less applicable deductions and withholdings), representing the value of outplacement services; and

•	continued coverage under the Company’s health insurance plan at active employee rates for 18 months, subject to eligibility requirements and other terms and conditions of such plan.

The Anquillare Separation Agreement also recognizes payment of Mr. Anquillare’s fiscal year 2022 annual cash bonus award at the target level and full accelerated vesting of the restricted shares granted to Mr. Anquillare on March 1, 2022. The Anquillare Separation agreement contains a general waiver and release of all claims by Mr. Anquillare in favor of the Company and certain parties related to the Company, as well as post-employment covenants by Mr. Anquillare customary for agreements of this nature, including a 12-month noncompetition covenant, a 12-month employee and customer nonsolicitation covenant, a 24-month cooperation covenant and perpetual confidentiality and nondisparagement covenants. Mr. Anquillare will also continue to be subject to the Company’s trading and clearance policy for a period of 12 months after the Separation Date for transactions involving Company securities.

The foregoing description of the Anquillare Separation Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated December 23, 2022 by and between Verisk Analytics, Inc. and Mark Anquillare

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: December 30, 2022	By:	/s/ Kathy Card Beckles
	Name:	Kathy Card Beckles
	Title:	Executive Vice President, General Counsel and Corporate Secretary